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                                                                   Exhibit 10.53


                         COOPERATIVE RESEARCH AGREEMENT

                                     BETWEEN



                               BEACON TELCO L.P.,
                           (hereinafter "Contractor")

                                       AND

                Verilink Corporation (hereinafter "Participant")

      Contractor and Participant being hereinafter referred to individually as a "Party" and jointly referred to as the "Parties"

                                   BACKGROUND

This Agreement is for the implementation of a research and development project intended to create marketable optical networking products for the telecommunications access market with modular, extendable architectures, with software to be developed hereunder (the "Project") and which involves the Parties (as defined above), and the shared access to and use of the Boston University Photonics Center (the "BU Photonics Center") as well as certain personnel of the Trustees of Boston University (the "University") assigned to the BU Photonics Center, pursuant to a separate agreement between Participant and the University (the "Premises License and Service Agreement"). The overall goal of the Project is the development of an optical networking prototype product for the telecommunications access market of a type to be defined as part of Phase 0 of the PACE(TM) Phase Description and Deliverable Milestone Document relating to developing the specifications of the Developed Prototype Product(s) and the milestones for the work described in Appendix A-1 of this Agreement (the "Developed Prototype Product(s)") that will leverage commercially available off-the-shelf hardware components in order to facilitate time to market. To facilitate that effort, Participant employees, contractors and consultants who are engaged by Participant and designated to work on the Project (the "Participant's Developers") and members of Contractor's work force identified in accordance with this Agreement (the "Contractor's Developers") will work together cooperatively and jointly under Participant's management at the BU Photonics Center in connection with Participant's pursuit and achievement of the preceding objectives. However, any personnel of the BU Photonics Center that in any way participate in this Project shall be supplied to Participant solely pursuant to the terms and conditions of the Premises License and Services Agreement, shall be designated and assigned only by the University, and shall remain employees of only the University.

         This overall Project is intended to represent a cooperative initiative. Accordingly, agreements that will be entered into in connection with this Project and which will bear the same Effective Date (the "Project Agreements") consist of the following: (a) this Agreement, which shall be deemed to include the PACE(TM) Phase Description and Deliverable Milestone Document



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relating to developing the specifications of the Developed Prototype Product(s)
and the milestones for the work described in Appendix A-1 of this Agreement (b) a Premises License and Services Agreement between Participant, Contractor and the University providing Participant at the University's sole discretion, with certain non-exclusive rights of access to and use of the identified space in the BU Photonics Center as well as access to certain of its personnel, only for purposes of the development and testing (and not, for example, the manufacturing or commercialization) of the Developed Prototype Product(s) and (c) A Warrant and Stockholder's Agreement, all dated October 13, 2000. However, each of these agreements shall exist separate and apart from each other, and termination of any agreement(s) shall not result in termination of any other of these agreements except to the extent expressly set forth herein or therein.

                             ARTICLE I. DEFINITIONS

"Agreement" means this Cooperative Research Agreement, as amended from time to time. Words such as "herein," "hereinafter," "hereof," "hereto," and "hereunder" shall refer to this Agreement as a whole, unless the context otherwise requires.

"Background Intellectual Property" means patents or copyrights owned by either Party to this Agreement which were in existence prior to this Agreement or are first conceived and/or first produced or reduced to practice outside this Agreement and which would be of use to the Parties in conducting the work under this Agreement. In the case of inventions in those identified items, the inventions must have been conceived outside of this Agreement, whether or not first actually produced or reduced to practice under this Agreement to qualify as Background Intellectual Property. Licensing of Background Intellectual Property, if agreed to by the Parties, shall be the subject of separate licensing agreements between the Parties; provided, however, that any Background Intellectual Property of Contractor which is necessary for the Participant to use in the performance of its obligations under this Agreement shall be deemed to have been licensed to Participant on a royalty-free, nonexclusive basis but solely for use in performing its research and development activities hereunder... To the extent that a license(s) to Contractor's Background Intellectual Property, and/or to Boston University Intellectual Property would be necessary at law with respect to the use, sale, manufacturing or commercialization of the Developed Prototype Product(s) by Participant after conclusion of this Agreement, the Parties will negotiate a mutually agreed license for such Background Intellectual Property. Background Intellectual Property and Boston University Intellectual Property are not Subject Inventions for ownership and rights of use purposes.

"Boston University Intellectual Property" shall have the meaning given such term in the Premises License and Services Agreement between Participant and the University.

"Confidential Information" means information such as, but not limited to, (i) trade secrets, ideas, concepts, know-how, algorithms, designs, formulae, inventions (whether or not patentable), customer lists, product or marketing information, or (ii) commercial or financial information which is privileged or confidential, once it is marked as Confidential Information, or otherwise clearly designated as proprietary, confidential, or secret in accordance with the provisions of



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Article VIII of this Agreement. Confidential Information shall in any event be deemed to include this Agreement, per Article IX of this Agreement.

"Developed Prototype Product" means the prototype to be developed hereunder, based upon the specifications to be defined as part of Phase 0 of the PACE(TM) Phase Description and Deliverable Milestone Document relating to such Product, but excluding any Generated Information, Subject Inventions, Mask Works, Intellectual Property, and Background Intellectual Property content to the extent owned by Contractor, Beacon Photonics, Inc., Beacon Photonics, L.P. or Trustees of Boston University, including but not limited to Boston University Intellectual Property.

"Generated Information" means all information, however characterized, originally developed or created by either Party in the performance of or otherwise in connection with this Agreement, including but not limited to, the source and object code of any software developed hereunder but excluding any Confidential Information or Background Intellectual Property, Boston University Intellectual Property, or content, of any Party who did not generate it.

"Intellectual Property" means patents, pending patent applications, copyrights, Mask Works, Confidential Information, and other forms of comparable property rights protected by Federal Law, state law, and foreign counterparts.

"Mask Work" means a series of related images, however fixed or encoded, having or representing the predetermined, three-dimensional pattern of metallic, insulating or semiconductor material present or removed from the layers of a semiconductor chip product; and in which series the relation of the images to one another is that each image has the pattern of the surface of one form of the semiconductor chip product.

"PACE(TM)" means Product And Cycle Time Excellence Product development methodology developed by Pittiglio Rabin Todd & McGrath (PRTM) utilizing a phased approach to product development. Each sequential phase focuses on key activities culminating in a group of deliverables which are presented and approved at a milestone review prior to moving to the next sequential phase.

"Subject Invention" means any invention(s) of the Contractor or Participant, both first conceived and actually reduced to practice (as defined under the United States patent laws), in the performance of work under this Agreement, but excluding any Background Intellectual Property and Boston University Intellectual Property content.

                   ARTICLE II. STATEMENT OF PROJECT OBJECTIVE

The Statement of Project Objective describes the work to be performed hereunder and is attached to and made a part of this Agreement as Appendix A.

All work of Contractor, Participant, Participant's Developers and any of Contractor's Developer's in connection with the Project shall be performed in a workmanlike and professional manner by persons having a level of skill in the area commensurate with the requirements of the scope of



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work to be performed. However, Participant acknowledges and agrees that to the extent Participant receives or obtains access to or input and/or guidance from Contractor or personnel at the BU Photonics Center in connection with this Project, it shall be provided by such entities and accepted by Participant on an AS-IS basis only.

                          ARTICLE III. FUNDING & COSTS

A. Participant will reimburse Contractor for all incremental costs incurred by Contractor as a result of and throughout the Term of this Agreement in accordance with the terms and conditions hereof. An estimate of Contractor's projected incremental costs for each milestone will be provided to the Participant at the initiation of each milestone for approval by Participant (a "Milestone Budget"). Contractor shall be entitled, but not obligated, to suspend its performance hereunder until such approval is received, which approval shall not be unreasonably withheld. For purposes of this provision, Contractor's incremental costs shall be deemed to include Contractor's incremental out-of-pocket costs and expenses such as travel and living expenses solely for purposes of this Project; provided that (I) all travel or living expenses may be incurred only in accordance with Participant's Travel Expense Reimbursement Policy a copy of which shall be provided to Contractor on the Effective Date, as amended from time to time by Participant for its own business operations, and
(ii) any other individual incremental expenditures in excess of $10,000 individually, or in excess of the Milestone Budget in the aggregate shall require the prior written approval of Participant shall also be obligated to pay Contractor whatever incremental costs are incurred by it in connection with this Project, as defined in and pursuant to the terms and conditions of the Premises License and Service Agreement.

B. Contractor will not charge Participant for Participant's use of existing facilities utilized, existing equipment utilized, or for any time or services of Contractor's Developers. However, this does not include extended time allocation by Contractor engineers and technicians, which, if required, will be subject to approval by and, upon such approval paid for by, Participant. The terms and conditions to govern Participant's access to and use of the BU Photonics Center and non-Contractor personnel at that Center, shall be governed solely by the terms and conditions of the Premises License and Services Agreement. In any event, however, any and all input, services and assistance provided to Participant by any and all personnel shall be provided on an as-available and AS-IS basis only.

C. At the end of Milestone 3 Participant will perform an informed analysis, on a best efforts basis, to assess the reasonably foreseeable costs and expenses of completing the Milestones 4 & 5 (which will include a good faith estimate to be provided by Contractor of the incremental costs for which Contractor will be entitled to be reimbursed by Participant per the preceding Paragraph A) and establish a budget therefore (the "Completion Budget"). Upon establishment of the Completion Budget, both Parties agree to use all reasonable efforts to perform all activities in a manner sufficient to successfully complete Milestones 4 and 5 within the Completion Budget. If despite such efforts, however, Milestones 4 and 5 remain incomplete after Completion Budget for these Milestones have been exceeded by 50% percent, Contractor shall not be obligated to continue or complete the Project unless Participant elects to do so provided, however, that it is at



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no cost or expense to Contractor and that Participant continues to reimburse
Contractor for incremental costs pursuant to the requirements of this Agreement. In the event that Participant ceases performance in accordance with the provisions of this Agreement, Participant shall promptly render to Contractor, a pro rata portion of the Bonus Amount referenced in Article IV based upon the extent to which the Milestones referenced in Exhibit A have been completed.

D. Subject to the provisions of Paragraph C above, Participant shall notify Contractor if, as and when the actual costs have exceeded the Completion Budget by 50%, as determined by Participant based upon Participant's sole but good faith assessment. Termination of this Agreement by either Party as a result, must be pursuant to the provisions of Article XXV. All invoices for reimbursement of incremental costs incurred shall detail the Project-related purpose of the expense and out-of-pocket reimbursable expenses incurred by Contractor (and the University) during the period covered, which shall be passed through at actual cost without upcharge or markup of any kind. Participant shall promptly review Contractor's invoices and approve for payment all amounts properly do under this Agreement, and shall pay all such amounts within thirty
(30) days of Participant's receipt and approval of the invoice. Participant shall approve or disapprove each invoice within five (5) business days of its receipt by Participant. Disapproval of any invoice shall be in writing, specifying what portions thereof are disapproved and the reasons therefore; any portion of the invoice that is not disapproved shall be paid on time. Interest shall be assessed against any and all amounts not paid when due at the rate of 12% per annum, or the highest rate permissible by law, whichever is less. Interest will not be charged with respect to any amounts which are the subject of a bona fide dispute.

E. The effective date of this Agreement shall be the date on which this Agreement and all Project Agreements identified in the Background Article referenced above have been fully executed and are deemed to be effective by their own respective terms (the "Effective Date"). The Parties will cooperate with each other and use their respective reasonable efforts to complete the work to be performed under this Agreement within eighteen (18) months from the Effective Date.

                       ARTICLE IV. CERTAIN BONUS PAYMENTS

On execution of this Agreement, and in partial consideration for assistance which has already been provided by Contractor (which shall nonetheless be deemed to have been provided pursuant to the terms and conditions of this Agreement) Contractor shall be entitled to receive and Participant shall be obligated to pay Contractor, the first bonus payment in an amount of Three Million Five Hundred Sixty Two Thousand and Five Hundred Dollars ($3,562,500) ("Bonus Payment 1"), where W equals the U.S. Dollar price of one share of Participant Common Stock as valued, on the date of signing this Agreement, which Bonus Payment shall be deemed to be fully vested. HOWEVER, Contractor has agreed to defer receipt of the full amount of this Bonus Payment 1 until, and Participant shall accordingly deliver the Bonus Payment 1 to Contractor, one (1) year after the date of this Agreement, or prior thereto upon termination of this Agreement if that is to occur earlier.



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Subject to the provisions of Article III and this Article IV, upon and subject to completion of Milestone 5 as set forth in Appendix A-1, Participant will deliver to Contractor a second bonus payment (or a pro rata portion of such payment per Article XXV) as follows:

(Y x 1,500,000) - (Z x 1,500,000) = Bonus Amount 2

Where, Y = $ 4.75; and Z = I) zero when the market value of Participant's common stock is $ 4.75 or greater, or ii) $ 4.75 minus the market price, when the market price of Participant's common stock is less than $ 4.75

Both bonus payments will be made in the form of either: 1) a Promissory Note in the form attached hereto as Appendix B (the "Bonus Note"), payable in cash or at Participant's sole election, in Participant's common stock with a balloon maturity in five years, or at Participant's option, 2) Participant's common stock equating to the Bonus Amount. Contractor may, at its option, use all or part of the Bonus Note as payment toward the Strike Price at the time of exercise of the Warrants.

                ARTICLE V. PERSONAL PROPERTY AND FACILITY ACCESS

A. The terms and conditions to govern Participant's access to and use of the BU Photonics Center and services shall be as set forth solely in the separate Premises License and Services Agreement among Participant, Contractor and the University. Accordingly, to the extent of any inconsistencies or conflicts between express provisions of this Agreement and the such Premises License and Services Agreement as they relate, directly or indirectly to the BU Photonics Center, the terms and conditions of the Premises License and Services Agreement shall govern.

B. To the extent that any equipment and/or tangible property will need to be purchased for this Project, such equipment and property shall be owned exclusively by the Party who purchased the same, unless such Party has been reimbursed for such equipment and/or tangible property by the other Party, in which case such equipment and/or tangible property shall be owned by the reimbursing Party. However, to the extent that any equipment or property is purchased solely by Participant and/or jointly with Contractor and becomes a fixture of the BU Photonics Center, Participant agrees to sell its ownership interest in the same on a depreciated cost basis consistent with industry practice, to Contractor's designee which shall be deemed to be the University, and which shall therefore be pursuant to the terms and conditions of the Premises License and Services Agreement.

                   ARTICLE VI. DISCLAIMER AND REPRESENTATIONS

A. EACH PARTY REPRESENTS TO THE OTHER PARTY THAT IT IS AUTHORIZED TO ENTER INTO THIS AGREEMENT AND TO UNDERTAKE THE OBLIGATIONS SET FORTH THEREIN, AND WILL NOT BE IN BREACH OF ANY AGREEMENT OR COMMITMENT WITH ANY THIRD PARTY BY DOING SO. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH WITHIN THIS ARTICLE VI, NO EXPRESS WARRANTIES



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HAVE BEEN MADE BY EITHER PARTY TO THIS AGREEMENT, AND ANY WARRANTIES THAT COULD
BE IMPLIED, INCLUDING BUT NOT LIMITED TO ANY WARRANTY OF NON-INFRINGEMENT, OR AS TO THE CONDITIONS OR ADEQUACY OF THE BU PHOTONICS CENTER, THE CONDITIONS OR SUITABILITY OF THE EQUIPMENT OR SOFTWARE THAT MAY BE AVAILABLE, ANY SERVICES OR ASSISTANCE TO BE SUPPLIED, COMPLIANCE OF THE DEVELOPED PROTOTYPE PRODUCT(S) WITH ANY APPLICABLE SPECIFICATION, FREEDOM FROM DEFECTS, ERRORS, VIRUSES OR OTHER DISABLING DEVICES, OR AS TO ANY INTELLECTUAL PROPERTY OR PROTOTYPE MADE, OR DEVELOPED UNDER THIS AGREEMENT, OR THE OWNERSHIP,MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE RESEARCH OR ANY DEVELOPED PROTOTYPE PRODUCT(S), ARE HEREBY EXPRESSLY DISCLAIMED BY BOTH PARTIES.

B. Contractor represents that the Contractor official executing this Agreement on Contractor's behalf has the requisite authority to do so.

C. Participant represents that it has the requisite power and authority to enter into this Agreement and that the Participant official executing this Agreement has the requisite authority to do so.

                      ARTICLE VII. LIMITATIONS OF LIABILITY

Except for and to the extent of, but only to the extent of, any liability resulting from any grossly negligent or willful and wanton acts or omissions of Contractor resulting in any personal injury (including death) or damage to tangible personal property of any third party, Contractor shall not be liable to Participant or to any third party for any damages, costs and expenses, however characterized, and including attorney's fees, arising out of or otherwise resulting directly or indirectly from, Participant's performance or any failure to perform its obligations under this Agreement, the making, using or selling of the Developed Prototype Product(s) and/or any product based upon or otherwise arising out of the Developed Prototype Product(s), as well as any process or service by or on behalf of the Participant, its assignees, licensees, or any third party(s), whether or not derived from the work performed under this Agreement. In no event shall Beacon Photonics, Inc., Beacon Photonics L.P., Globalvest Management Company, L.P. or the University be liable to Participant or to any third party, in contract, tort or in equity and regardless of whatever form of action or theory of law, for any claims, suits, allegations of damages, however characterized, which may in any way arise out of this Agreement. The sole and exclusive liability of the University and of Beacon Photonics, Inc. with respect to any matters directly or indirectly related to this Project, shall be as expressly set forth and limited in the Premises License and Services Agreement. Accordingly, and with the limited exception of the personal injury claims as referenced above, Participant agrees to defend Contractor, including its employees, contractors, consultants, officers and directors from and against any and all suits, claims and allegations arising out of the foregoing, including but not limited to, any and all intellectual property infringement and/or misappropriation claims and agrees to indemnify and hereby holds them jointly and severally harmless from and against any and all judgements,



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settlements and damages, whether or not awarded and however characterized, arising out of the foregoing.

EXCEPT WITH RESPECT TO THE PERSONAL INJURY CLAIMS REFERENCED ABOVE AND ANY BREACH BY CONTRACTOR OF ITS WARRANTIES UNDER ARTICLE VI ABOVE AS WELL AS ANY BREACH OF ITS OBLIGATIONS UNDER ARTICLE VIII, BUT SUBJECT TO THE PROVISIONS OF
ARTICLE VII, CONTRACTOR SHALL HAVE NO LIABILITY TO PARTICIPANT OR TO ANY THIRD PARTY, IN CONTRACT, TORT, AND/OR ANY OTHER THEORY OF LAW, AND IRRESPECTIVE OF FAULT OR NEGLIGENCE, FOR ANY DAMAGES SUFFERED BY THE PARTICIPANT OR ANY THIRD PARTY WHICH, DIRECTLY OR INDIRECTLY, WERE CAUSED BY OR ARE OTHERWISE ATTRIBUTABLE TO, CONTRACTOR IN CONNECTION WITH THIS PROJECT OR AGREEMENT.

Contractor's sole and exclusive responsibility with respect to this Project shall be to perform whatever services it provides hereunder in accordance with the express requirements of the last paragraph of Article II, failing which Participant's sole and exclusive remedy shall be for Contractor to re-perform the service which failed to meet the required standard, without charge to Participant. With the same exceptions noted above, and with the further exception of Participant's express obligations under this Article VII, Participant's liability to Contractor hereunder shall not exceed in U.S. Dollars, the combined value of (i) the stock issued or issuable to Contractor pursuant to the warrants which are the subject of the Warrant and Stockholder's Agreement referenced in this Agreement as of the Effective Date of this Agreement, or the date on which the Developed Prototype Product(s) is first announced as being publicly available, whichever is greater, and (ii) the Bonus Payments payable under Article IV hereof. With the foregoing stated exceptions, in no event shall either Party be liable for any special, indirect, consequential, incidental or exemplary damages, including but not limited to, any manner of economic loss or damage, and regardless of whether the applicable Party was advised of the possibility of such damages. IN NO EVENT SHALL THE UNIVERSITY, BEACON PHOTONICS, INC., BEACON PHOTONICS, L.P. OR GLOBALVEST MANAGEMENT COMPANY, L.P. HAVE ANY LIABILITY WHATSOEVER TO PARTICIPANT OR TO ANY THIRD PARTY FOR DAMAGES SUFFERED AND/OR ARISING OUT OF THIS AGREEMENT, REGARDLESS OF THE APPLICABLE THEORY OF LAW OR RECOVERY, AND REGARDLESS OF WHETHER SUCH DAMAGES CONSITUTE DIRECT, INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES. PARTICIPANT'S SOLE AND EXCLUSIVE REMEDY AND RECOURSE SHALL BE AS TO CONTRACTOR ALONE AND ON THE BASIS SET FORTH HEREIN.

            ARTICLE VIII. OBLIGATIONS AS TO CONFIDENTIAL INFORMATION

A. Confidential Information may be disclosed orally, electronically, visually or in a written or other tangible form. However, neither Party shall be obligated to treat the other Party's Confidential Information in accordance with this Article unless and until such information is disclosed to the recipient Party in accordance with the requirements of this Paragraph. Specifically, Confidential Information disclosed in tangible form shall be conspicuously labeled "Confidential" or with words of similar import; if disclosed in intangible form, the disclosing



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Party shall advise the recipient Party of the confidential nature of the information at the time of such disclosure and shall provide the recipient Party with written confirmation of the specific information disclosed and its confidential nature, within 10 business days of each such disclosure. Once Confidential Information has been disclosed to the recipient Party in this manner, the recipient Party shall be obligated to treat it in accordance with the requirements of this Agreement; any subsequent disclosures of the same information to the recipient Party need not be in accordance with the administrative requirements of this Agreement in order to qualify as Confidential Information of the other Party. Information received by either Party from the other Party prior to such information being identified as Confidential Information in accordance with these requirements must be treated as the Confidential Information of the other Party after such information is identified as Confidential Information in accordance with this Paragraph unless, prior to such information being identified as Confidential Information, the same has entered the public domain. However, notwithstanding the foregoing, each Party shall use reasonable efforts to keep confidential all information it receives or to which it otherwise obtains access in connection with the Project, and to consult with the other Party before disclosing information which the recipient Party should reasonably understand is Confidential Information due to the nature of the specific information and/or the circumstances surrounding the recipient Party's access to such information. Each Party agrees not to use Confidential Information provided by the other Party for any purpose other than that set forth in this Agreement, nor disclose such Confidential Information (which shall include any notes, extracts, analyses or materials which would disclose such Confidential Information) to anyone without written approval of the providing Party other than (i) the other Party, or (ii) the other Party's employees or agents having a need to know such Confidential Information for the sole purpose of performing the recipient Party's express obligations hereunder, provided that each such employee has executed an agreement with its employer prior to receipt of any Confidential Information which obligates it to treat the same in a manner consistent with the requirements of this provision. Any and all manner of notes, extracts, analyses or materials which are prepared by each or any Party, whether or not at the site of the Contractor's facilities, and which embody any of the other Party's Confidential Information, shall be treated in accordance with its obligations with respect to that same Party's Confidential Information.

B. Confidential Information in tangible form shall be returned to the disclosing Party or destroyed with a certificate of destruction submitted to the disclosing Party, upon request by the disclosing Party, during the term of this Agreement or upon termination or expiration of this Agreement. However, the recipient Party shall always be entitled to (i) retain copies of such Confidential Information in connection with any license of any Background Intellectual Property that may be licensed to such Party hereunder, or (ii) maintain a single copy of such Confidential Information in the locked files of its in-house or outside legal counsel, for the sole purpose of monitoring its obligations with respect to such Confidential Information.

C. All Confidential Information disclosed in accordance with Article VIII shall be protected by the recipient Party as the other Party's proprietary and Confidential Information except to the extent, but only to the extent that any portion of such Confidential Information: (i) becomes publicly known due to no act or omission attributable to the recipient Party constituting a breach of this Agreement; (ii) comes into recipient Party's possession from a third party without an obligation of confidentiality on the recipient Party, provided that the third party had the right to



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disclose it to the recipient Party and on such basis (iii) is independently developed by employees or agents of the recipient Party who did not have access to nor in any way benefit from the other Party's Confidential Information, (iv) is intentionally released by the disclosing Party to a third party without restriction, or (v) is released for disclosure with the written consent of the disclosing Party., Before releasing Confidential Information in response to any legal or regulatory requirement compelling such disclosure, the recipient Party shall first notify the disclosing Party reasonably in advance of such disclosure in order to allow the disclosing Party to seek and obtain a protective order with respect to such Information; any Confidential Information disclosed pursuant to any such order or directive shall nonetheless continue to be deemed to be Confidential Information.

D. Notwithstanding the foregoing, to the extent but only to the extent that Confidential Information of either Party falls within any of the foregoing exemptions, the recipient Party shall not be entitled to use such information if it is the subject of any patent, copyright, mask work or other such intellectual property right, unless and to the extent that the recipient Party has otherwise been granted an express license under this Agreement with respect to any Background Intellectual Property which may include such Confidential Information.

E. In no case shall either Party provide the other Party's Confidential Information to any third party person or entity, whether or not for commercial purposes. However, Participant acknowledges that while the University, Beacon Photonics, Inc., Beacon Photonics, L.P. and Globalvest Management Company, L.P. are third parties with respect to this Agreement in every respect, certain of these entities will likely have access to Participant's Confidential Information through no act of Contractor as a result of Participant's own use of the BU Photonics Center pursuant to the Premises License and Services Agreement and the interaction of Participant's own personnel with the personnel of such entities. In the event that Contractor authorizes Participant in a separate writing to provide Contractor's Confidential Information to a third party in connection with any decision by Participant to commercialize the Developed Prototype Product, it shall be pursuant to terms and conditions which are acceptable to Contractor. In any event, Contractor reserves the right to require that its Confidential Information be disclosed to any such third party pursuant to an agreement between Contractor and such third party, or pursuant to an agreement between Participant and such third party which expressly permits Contractor to enforce its provisions directly against such third party.

             ARTICLE IX. OBLIGATIONS AS TO CONFIDENTIAL INFORMATION

A. Each Party shall mark its Confidential Information, in accordance with the requirements of Article VIII, any and all Generated Information that it produces. To the extent that any Generated Information is produced by personnel of both Parties, it shall be labeled as the Confidential Information of both Parties.

B. For a period of 3 years from the date that a given item of Confidential Information is first disclosed to the recipient Party, the recipient Party agrees not to disclose such Information to any third party, and not to use that information for any purpose whatsoever, subject to the provisions of Article VIII E. above; provided that the restrictions on disclosure and use of Confidential



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Information herein with respect to any Confidential Information that constitutes a trade secret of the disclosing Party under applicable law shall continue for so long as such information retains its status as trade secret information of the disclosing Party.

C. In any event, the terms and conditions of this Agreement shall be deemed to be the Confidential Information of both Parties, and neither Party may disclose the existence or terms of this Agreement without the express, prior written consent of the other Party. For the avoidance of doubt, each Party's performance of their respective obligations concerning this Project shall be subject to these restrictions as well as the provisions of Article VIII, rather than an exception thereto, unless and to the extent otherwise expressly agreed in writing and on a case by case basis.

                            ARTICLE X. EXPORT CONTROL

THE RESPECTIVE PARTIES UNDERSTAND THAT ANY GENERATED INFORMATION OR INTELLECTUAL PROPERTY TO WHICH EITHER PARTY HAS TITLE PURSUANT TO THE TERMS OF THIS AGREEMENT AND RESULTING FROM THE PERFORMANCE OF THIS AGREEMENT MAY BE SUBJECT TO EXPORT CONTROL LAWS AND THAT THE OWNER(S) OF SUCH GENERATED INFORMATION AND INTELLECTUAL PROPERTY ALONE ARE RESPONSIBLE FOR THEIR OWN RESPECTIVE COMPLIANCE WITH SUCH LAWS. HOWEVER, NOTWITHSTANDING THE FOREGOING, PARTICIPANT ALONE SHALL BE RESPONSIBLE FOR COMPLYING WITH ANY AND ALL SUCH LAWS, REGARDLESS OF OWNERSHIP, TO THE EXTENT APPLICABLE AND NECESSARY IN ORDER TO EXERCISE ITS EXCLUSIVE LICENSE GRANTS HEREUNDER.

                              ARTICLE XI. REPORTS

The Parties agree to provide the following deliverables to Participant:

1. Reports required by the PACE(TM) Phase Description and Deliverable Milestone Document; and

2.       Reports required by Article XIV hereof; and

3. A final report, to include a list of Subject Inventions, subject to the restrictions of Article VIII and Article IX; and

4. Other topical/periodic reports subject to Article VIII and Article IX where the nature of research and magnitude or dollar justify the same.

                       ARTICLE XII. PRE-PUBLICATION REVIEW

A. The Parties anticipate that some of Contractor's Developers assigned to the Project may wish to publish technical developments and/or research findings generated in the course of this Agreement. On the other hand, the Parties recognize that a principal objective of this Agreement is to provide business advantages to Participant. In order to reconcile publication and business concerns, the Parties agree to a review procedure as follows:

1. Contractor or Contractor's Developers ("Submitter") shall submit to the Participant, in advance, proposed written and oral publications pertaining to work under the Agreement. Proposed oral publications shall be submitted to Participant in the form of a written presentation synopsis and a written abstract.

2. Participant shall provide a written response to the Submitter within thirty (30) days, either objecting or not objecting to the proposed publication. Submitter shall consider all objections of Participant and shall not unreasonably refuse to incorporate the suggestions and meet the objections of Participant. The proposed publication shall be deemed not objectionable, unless the proposed publication contains Confidential Information, Background Intellectual Property of Participant or material that would create potential statutory bars to filing the United States or corresponding foreign patent applications, in which case express written permission shall be required for publication.

B. The Parties agree that neither will use the name of the other Party or its employees in any promotional activity, such as advertisements, with reference to any product or service resulting from this Agreement, without prior written approval of the other Party in each instance, which approval shall not be unreasonably withheld.

                ARTICLE XIII. GENERATED INFORMATION & COPYRIGHTS

Each Party shall have exclusive ownership in and to Generated Information that it creates under this Agreement, including the resulting copyright to such original work, unless and to the extent expressly agreed otherwise on a case by case basis in writing. Accordingly, each Party's right to use its Generated Information, as defined, shall be subject to the following provisions

A. Each Party agrees to place applicable copyright and other notices, as appropriate for the protection of copyright and mask work rights, in human readable form onto all physical media, and in digitally encoded form in the header of machine readable information recorded on such media such that the notice will appear in human readable form when the digital data is off loaded or the data is accessed for display or printout.

B. Notwithstanding each Party's exclusive ownership of all Generated Information it creates, Participant shall have the exclusive right to use all Generated Information to commercialize the Developed Prototype Product(s) as an optical networking product within, and for use in, the telecommunications access market segments agreed to by the Parties in writing within 60 days of the Effective Date of this Agreement ("Field A") and Contractor shall have the non-exclusive right to use such Generated Information outside Field A (Field B), provided however, that Contractor shall make Generated Information owned by Contractor available to Participant only to the extent it applies to Field A and only for Participant's use in Field A, but Contractor shall be entitled to make market related Generated Information available to service providers in both Fields.

                   ARTICLE XIV. REPORTING SUBJECT INVENTIONS

A. The Parties agree to disclose to each other through their respective Project Managers and maintain in confidence, each and every Subject Invention, whether or not patentable, protectable under the Patent Act, or otherwise reduced to practice. For the avoidance of doubt, the Parties shall be obligated to promptly disclose, in writing and on a confidential basis, inventive ideas conceived in connection with this Project.

B. These disclosures, to the extent known, shall be enabling to the extent required under 35 USC 112. The disclosure shall also identify any known actual or potential statutory bars (i.e. any disclosure of the invention without restrictions as to disclosure or use imposed upon the recipient, any offer to sell, and any public use of the invention). The Parties further agree to promptly disclose to each other, each and any subsequently known event(s) which is already or may later become, a statutory bar to obtaining patent protection on any given Subject Invention(s) anywhere in the world. All invention disclosures shall be marked as confidential,

                                   ARTICLE XV.
             TITLE TO INVENTIONS & THE DEVELOPED PROTOTYPE PRODUCTS

A. Subject Inventions shall be owned jointly by the Parties if they constitute joint inventions of such Parties. To the extent that either Party is the sole inventor of any Subject Invention(s), that Party alone shall, as between the Parties, be the sole owner thereof. However, and notwithstanding ownership of any given Subject Invention, to the extent that any Subject Invention is based on or otherwise arose out of access to any Party's Confidential Information, each Party's right to use the Subject Invention, including the right to pursue patent protection thereon, shall be subject to its non-disclosure obligations with respect to the other Party's Confidential Information. Subject to the foregoing, and with respect to all Subject Inventions owned solely by Contractor or jointly with Participant, Contractor, agrees to grant Participant the exclusive, transferable, unrestricted and fully paid-up (subject, however, to the remaining portions of this Paragraph A as they apply to additional license terms and conditions that may be required in order for Participant to exercise any such license and which may contain restrictions and monetary obligations) right and license to use the Subject Inventions solely for the commercial exploitation of the Developed Prototype Product(s) as an optical networking product within, and for use in, Field A; and in partial consideration for such grant, Participant hereby grants to Contractor the non-exclusive, transferable, unrestricted and fully paid-up right and license to use Subject Inventions owned solely by Participant or jointly with Contractor, in all areas and for all purposes outside of Field A (Field B). For purposes of Contractor's license with respect to Participant's sole Subject Inventions, such license shall apply only to those Subject Inventions which relate to, or which otherwise arose out of Participant's access to, Contractor's

Confidential Information, Contractor's Background Intellectual Property, and/or any Boston University Intellectual Property. It is agreed, however, that Participant's exercise of its license grant, as well as its right to use Subject Inventions which were conceived and reduced to practice solely by Participant, shall be subject to the Parties reaching agreement as to the terms and conditions to govern any license grant to Participant under any applicable Background Intellectual Property Rights owned or licensed by Contractor, and/or any Intellectual Property Rights owned or licensed by Beacon Photonics, Inc., Beacon Photonics, L.P. or the University, to the extent that such Intellectual Property is embodied in, or a license would otherwise be required at law in order to use any Subject Inventions pursuant to such license grant without infringing any Intellectual Property rights of Contractor, Beacon Photonics Inc., Beacon Photonics, L.P. or the University.

B. Notwithstanding anything to the contrary set forth in this Article XV or elsewhere in this Agreement, all Developed Prototype Product(s) developed hereunder, are the sole property of Participant and as between the Parties to this Agreement, Participant has the sole and exclusive right to make, use, manufacture and otherwise commercialize such Developed Prototype Product(s) in any market throughout the world, including, without limitation, Field A and Field B, subject to obtaining whatever licenses are required under this Agreement and at law with respect to any Subject Inventions, Generated Information and which were not expressly granted by Contractor under this Agreement with respect to Field B, as well as any licenses required with respect to any Background Intellectual Property of Contractor, the Beacon Photonics, Inc., Beacon Photonics, L.P., Boston University Intellectual Property and any third party Intellectual Property Contractor covenants and agrees that whatever ownership rights it may have at law with respect to the Developed Prototype Products are expressly waived and Contractor agrees not to make, use, manufacture or otherwise commercialize the Developed Prototype Product(s) in any market in the world, including, without limitation, Field B. Participant acknowledges and agrees, however, that no provision of this Agreement shall be deemed to restrict Contractor from developing, alone or with the cooperation of any third parties, any manner of telecommunications products, whether or not they compete with the Developed Prototype Products, so long as Contractor does not use Participant's Confidential Information or any Generated Information or Subject Inventions owned solely by Participant that Contractor was not licensed hereunder to use.

                     ARTICLE XVI. FILING PATENT APPLICATIONS

A. The Parties agree that each Party shall be entitled to pursue, at its own respective cost and expense, patent protection on any Subject Inventions of which it is the sole inventor except to the extent that doing so would disclose any Confidential Information of the other Party. In such event, that other Party's prior permission shall be required, absent which the inventing Party shall be obligated to modify the patent application to remove any such Confidential Information content. With respect to Subject Inventions which constitute joint inventions, the inventing Parties shall determine, on a case by case basis, whether or not and to what extent patent protection will be pursued, if at all, it being understood that any co-inventor Party wishing not to pursue such protection in the interests of preserving the confidentiality of its Confidential Information shall be entitled to make the final decision. Subject to the preceding provision, the costs and expenses of pursuing and maintaining patent protection in the U.S. by co-inventor Parties shall be shared equally in every respect; to the extent that the co-inventor Parties are not in agreement regarding the extent to which foreign patent protection should be pursued, the co-inventor Party desirous of pursuing such protection may do so on its own, and at its own cost and expense. In such event, the other co-inventor Party who desired not to pursue such protection shall have no rights with respect to any resulting foreign patent(s) unless and until it reimburses the other co-inventor for its share of the out-of-pocket expenses incurred in pursuing such protection. With respect to Subject Inventions where the sole inventor Party does not itself wish to pursue patent protection but is willing to do so in the interests of any other Party, all costs and expense incurred in connection with the pursuit and maintenance of such protection shall be borne solely by the non-inventor Party desiring such protection. In any event, any Party's decision to practice a Subject Invention shall be at its own risk, cost and expense.

B. Consistent with the provisions of this Agreement as they relate to Participant's exclusive rights with respect to Field A and Contractor's non-exclusive rights with respective to Field B, Contractor (regardless of ownership), shall not be entitled to authorize any third party to in any manner use or practice, directly or indirectly, any Generated Information or Subject Invention respectively, within Field A for a period of _1__ year from expiration or termination of this Agreement at which time, all exclusive rights shall terminate.

                     ARTICLE XVIII. ASSIGNMENT OF PERSONNEL

A. Personnel assigned by either Party to participate in the research to be performed under this Agreement shall at all times remain the employees of the assigning Party for any and all purposes, regardless of whatever assistance such personnel may provide to the other Party.

B. Except to the extent expressly set forth in Article III above, each Party shall bear any and all costs and expenses with regard to its own personnel who participate in this Project. In this regard, both Parties acknowledge and agree, however, that the intent of this Project is for Participant to hire, and Participant agrees to promptly hire, however many qualified individuals are necessary in order for all Milestones to be met in accordance with the requirements of this Agreement, it being understood and agreed that Contractor's obligation hereunder is only to provide guidance to Participant's employees in order to facilitate their successful achievement and completion of all Milestones.

C. Participant may request the removal of any Contractor Developer(s) who is not qualified to perform the work envisioned by this Agreement. Upon such request, Contractor shall use reasonable efforts to promptly replace such Contractor Developer(s) with substitute Contractor Developer(s) having appropriate skills and training. Participant acknowledges that Contractor cannot guarantee the availability of any specific personnel for any specific period of time, but Contractor agrees to use reasonable efforts to maintain continuity with respect to personnel assigned to this project to the extent within Contractor's reasonable control.

                           ARTICLE XIX. FORCE MAJEURE

No failure or omission by Contractor or Participant in the performance of any obligation under this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of Contractor or Participant, including but not limited to the following, which, for the purpose of this Agreement, shall be regarded as beyond the control of the Party in question: Acts of God, fire, storm, flood, earthquake, accident, acts of the public enemy, war, rebellion, insurrection, riot, sabotage, invasion, quarantine, restriction, transportation embargoes, or failures or delays in transportation.

                     ARTICLE XX. ASSIGNMENT OF THE AGREEMENT

This Agreement may not be delegated, transferred or assigned directly, indirectly or by operation of law by either Party or any subsequent permitted assignee or transferee thereof without the prior written consent of the other Party, which may be given or withheld in that other Party's discretion. Notwithstanding the foregoing, this Agreement may be assigned by the Contractor to the University without Participant's consent, so long as all other Project Agreements to which Contractor is a party are also simultaneously assigned by Contractor to the University at the time of its assignment of this Agreement. Contractor agrees to provide Participant with advance written notice of any such transfer or assignment by Contractor to the University. Contractor shall have no further responsibilities except for the confidentiality, use and/or non-disclosure obligations of this Agreement. This Agreement shall not be assignable by Participant without Contractor's express prior written consent, which shall not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of the Parties, and their respective permitted successors and assigns.

                      ARTICLE XXI. RECORDS AND ACCOUNTING

The Contractor shall keep its usual and customary records and documentation for purposes of substantiating any expenses submitted in any invoice for reimbursement or payment by Participant under Article III, which records shall be made available on an individual record basis within 15 business days after Contractor's receipt of Participant's written request or dispute of any charge. In addition, these records shall be made available for audit at Contractor's offices only, and on a confidential basis by an independent auditor selected by Participant and acceptable to Contractor, not more than once every 12 months during the term of this Agreement and for a period of one year after the earlier to occur of (a) completion of the work contemplated hereby; or (b) expiration or termination of this Agreement. The costs and expenses of conducting any such audit shall be borne solely by Participant, and shall be conducted during Contractor's normal business hours and work day (excluding Contractor's observed holidays) in a manner which is not unreasonably disruptive to Contractor's business or employees.

                              ARTICLE XXII. NOTICES

A. Any communications required by this Agreement, if given by personal delivery or by postage prepaid first class U.S. Mail addressed to the Party to receive the communication, shall be deemed made as of the day of receipt of such communication by the addressee, or on the date given if by verified facsimile. Address changes shall be given in accordance with this Article and shall be effective thereafter. All such communications, to be considered effective, shall include specific reference to this Agreement.

B. The addresses, telephone numbers and facsimile numbers for the Parties are as follows:

                  If to Participant:

                  Verilink Corporation
                  950 Explorer Blvd.
                  Huntsville, AL 35806,
                  Attention: Ronald G. Sibold, Vice President and Chief
                    Financial Officer
                  Fax: (256) 774-2425

                  with a courtesy copy to:

                  Powell, Goldstein, Frazer & Murphy LLP
                  191 Peachtree Street, N.E, 16th Floor,
                  Atlanta, Georgia 30303
                  Attention:  Eliot Robinson
                  Fax:  404-572-6999

                  If to Contractor:

                  Beacon Telco, L.P.

                  C/o Beacon Photonics, Inc., its General Partner
                  8 St. Mary Street, Suite 910
                  Boston, MA 02115
                  Attention:  Alok Prasad, President
                  Fax:  (617) 358-1536

                  with a courtesy copy to:

                  Bingham Dana LLP
                  150 Federal Street
                  Boston, MA 02110,
                  Attention:  Jack Concannon
                  Fax: 617-951-8736

                  Boston University
                  Office of the General Counsel
                  125 Bay State Road
                  Boston, Massachusetts 02215
                  Attn: General Counsel
                  Fax: (617) 353-5529

                             ARTICLE XXIII. DISPUTES

The Parties shall attempt to jointly resolve all disputes from this Agreement. If the Parties are unable to jointly resolve dispute within a reasonable period of time, they agree to follow the following dispute resolution process:

A. Negotiations. Any dispute or question related to this Agreement shall first be submitted for resolution through good-faith negotiations between the chief executive officers of Participant and Contractor. If after a reasonable period of negotiations, either Party concludes that the Parties cannot resolve the dispute or question through negotiations, the Party may request pursuit of the following resolution procedures.

B. Mediation. Any dispute or question relating to this Agreement that has been the subject of good-faith negotiation, as provided above, but remains unresolved shall next be subject to mediation (unless mediation is waived by agreement of both Participant and Contractor). The mediation shall be conducted by one mediator who shall be selected jointly by the Parties within ten (10) days after either Party requests mediation by written notice to the other. If the Parties cannot agree on a mediator, each Party shall select a mediator within five (5) days after the Parties' failure to agree upon a mediator. The two mediators so selected shall select a third mediator, who shall conduct the mediation. The mediation shall be non-binding and shall commence within ten (10) days after the selection of the mediator. The mediation shall occur in at a geographical location that is acceptable and convenient for both Parties. Each of the Parties shall attend the mediation through one or more persons that has authority to settle the dispute or question on behalf of the Party.

All expenses of the mediator shall be shared equally by the Parties. All other expenses of a Party in connection with the mediation shall be borne by that Party. The mediation shall continue until the earliest of the following:

(i) The dispute(s) is (are) settled or the question(s) is (are) determined, as the case may be;

(ii) The mediator declares by written notice to both Parties that the Parties are at an impasse and not all disputes can be resolved or not all questions can be determined as the case may be; and

(iii) The date which is the sixty-first (61st) day after the date of the appointment of the mediator, unless both Parties agree to extend that date.

C. Arbitration. Upon termination of mediation (or upon the failure of negotiations, if mediation has been waived in writing by all Parties), any unresolved disputes or questions may be submitted to arbitration in accordance with the following:

                  1. The arbitration shall be conducted in accordance with the Rules for the Resolution of Commercial Disputes of the American Arbitration Association. The arbitration shall be concluded in the Commonwealth of Massachusetts.

                  2. Either Party may invoke arbitration by serving written notice on the other Party within thirty (30) days of the termination of the mediation (or within thirty (30) days from when mediation is waived). The notice shall include a list of arbitrator candidates. If the Parties do not agree to one of those arbitrators, within ten (10) days after the notice is given, each Party shall thereafter select one disinterested representative. The two disinterested representatives shall then seek in good faith to select a single arbitrator. If after reasonable good faith efforts the two disinterested representatives cannot do so, each representative shall select an arbitrator, and those two arbitrators shall select a third arbitrator (the "neutral arbitrator"), who shall alone conduct the arbitration.

                  3. The neutral arbitrator alone shall establish all procedures for the arbitration, to the extent not specified by applicable law or the Rules for the Resolution of Commercial Disputes of the American Arbitration Association. Each Party shall be responsible for payment of all fees and expenses (including travel, lodging and other expenses of attending any arbitration hearing) of the arbitrator selected by it and of its own attorneys or other advisors or appointed representatives. The expenses and fees of the neutral arbitrator, and of the arbitration itself (as opposed to the fees or expenses of an arbitrator selected by a Party) shall be shared equally by the Parties.

                  4. To the extent permitted by law, the Parties agree that grounds for vacating, modifying or correcting an award of the arbitrator shall include a manifestly incorrect determination of material fact by the arbitrator if such determination would have resulted in a materially different outcome in the arbitration.

                     Except as provided in this and the preceding subparagraph, the award of the arbitrator shall be final.

                  5. The arbitrator must base his or her decision and/or award solely on the applicable law governing this Agreement and any applicable Federal Law. The arbitrator may not award any punitive, consequential or tort damages, or attorneys' fees or costs or expenses. However, any award in arbitration may grant specific performance or other equitable remedy if the arbitrators so determine.

In the event of a dispute, both Parties shall continue work on the Project unless mutually agreed otherwise or unless the dispute concerns material issues which have an impact upon the Project in which event, Contractor shall be entitled to suspend its performance until the issue or dispute is resolved. Neither a request or demand for negotiations, mediation or arbitration, nor pendency of any such proceedings, shall forestall any pending notice of termination or toll any period for cure of a breach, nor shall the same preclude a Party from terminating this Agreement pursuant to its terms. Neither mediation nor arbitration may be invoked, and neither proceeding may consider, any dispute as to any decision by a Party to withhold its consent or approval as to any matters as to which a specific provision of this Agreement requires such consent or approval, unless consent or approval is not to be unreasonably withheld by the terms of this Agreement. In connection with a third-party claim, it may be that indemnification or other recourse can be claimed under this Agreement, or that the other Party to this Agreement must or may be made a Party to the third-party claim, or that other action is appropriate. In such case the indemnification, other recourse, or other action may be pursued in connection with the proceeding in which the third-party claim is pending without need for any of the above procedures.

                ARTICLE XXIV. ENTIRE AGREEMENT AND MODIFICATIONS

A. It is expressly understood and agreed that this Agreement with its Appendices, which are attached hereto and incorporated herein by reference, contains the entire agreement between the Parties with respect to the subject matter hereof and that all prior representations or agreements relating hereto, other than documents expressly referred to herein, are thus superseded in totality by this Agreement.

B. Any agreement to change any terms or conditions of this Agreement or the Appendices shall be valid only if the change is made in writing and executed by the Parties hereto.

                            ARTICLE XXV. TERMINATION

A. Unless terminated sooner per the remaining provisions of this Article, the Term of this Agreement shall be for a term of eighteen (18) months from the Effective Date and may be extended by the Parties on the basis set forth in Paragraph D. below.

B. Either Party may terminate this Agreement for cause only in the event of any breach of a material provision of this Agreement by the other Party which, for purposes of this provision, shall be deemed to include any breach by Participant of any provision of the Warrant and Stockholder's Agreement or the Premises License and Services Agreement. Termination by the Party not in breach may not occur, however, unless and until that Party provides the Party in breach with a written notice (a "Default Notice") detailing the nature and extent of the breach and 30 days during which to cure the breach. In the event that the breach is not cured within the required period, the Party not in breach shall be entitled to terminate this Agreement by giving the Party in breach written notice of termination (a "Termination Notice") without liability or penalty; provided that, as a condition precedent of Contractor's right to terminate for cause under this section, Contractor shall be required to execute and deliver to Participant, along with Contractor's Termination Notice hereunder, Contractor's irrevocable written waiver of any unvested portion of the Warrant. Termination by either Party with cause shall have no bearing upon Contractor's right to receive the entire amount of the first Bonus Payment and a pro-rata portion of the remaining Bonus Amount referenced in Article IV of this Agreement to the extent that any Milestones were completed prior to Contractor's Termination Notice.

C. The Participant may terminate this Agreement without cause at any time on thirty (30) days written notice to the Contractor. In the event that Participant terminates in accordance with this provision of this Agreement, Participant shall promptly render to Contractor, the full amount of the first Bonus Payment and a pro rata portion of the Bonus Amount referenced in Article IV based upon the extent to which the Milestones referenced in Appendix A-1 have been completed. After two years from the date of signing the Contractor may terminate this Agreement without cause on 30 days written notice.

D. This Agreement is intended to co-exist with the Premises License and Service Agreement, with the term of the Premises License and Services Agreement to ultimately govern the term of this Agreement. Hence, and notwithstanding the provisions of Paragraph A above, should the Premises License and Service Agreement terminate, for whatever reason, prior to expiration of the intended 18 month term of this Agreement, this Agreement will terminate simultaneously.

E. Each Party shall assign and identify in writing a Project Manager prior to the start of the Agreement. Either Party may change its Project Manager by providing written notification to the other Party. Each Project Manager shall be responsible for coordinating all matters relating to this Agreement, the Statement of Project Objective, and all other related matters between the Parties. All communications between the Parties relating to this Agreement shall take place between the Project Managers.

F. Project Managers for this Agreement are as follows:

         For Contractor:
                         --------------------------------------

         For Participant:
                         --------------------------------------


                           ARTICLE XXVI. GOVERNING LAW

To the extent that there is no applicable U.S. Federal law, this Agreement and performance thereunder shall be governed by the law of the Commonwealth of Massachusetts, without reference to that state's conflict of laws provisions.

IN WITNESS WHEREOF, the Parties hereto execute this Agreement as of the respective dates set forth below.


         FOR CONTRACTOR:



         By:      /s/ Alok Prasad
                ------------------------------------------

         Name:    Alok Prasad
                ------------------------------------------

         Title:   President
                ------------------------------------------

         Date:    October 13, 2000
                ------------------------------------------


FOR PARTICIPANT:

         By:      /s/ Graham G. Pattison
                ------------------------------------------

         Name:    Graham G. Pattison
                ------------------------------------------

         Title:   President and Chief Executive Officer
                ------------------------------------------

         Date:    October 13, 2000
                ------------------------------------------


                      LIST OF ATTACHMENTS

APPENDIX A        STATEMENT OF PROJECT OBJECTIVE
APPENDIX A-1      MILESTONES
APPENDIX B        FORM OF BONUS NOTE

                                   APPENDIX A

                         STATEMENT OF PROJECT OBJECTIVE

                                  APPENDIX A-1

                                   MILESTONES

                                   APPENDIX B
                               FORM OF BONUS NOTE


                                 PROMISSORY NOTE

_______________, 200__


FOR VALUE RECEIVED, the undersigned VERILINK CORPORATION with an address at 950 Explorer Boulevard, Huntsville, AL 35806 (hereinafter referred to as "Maker"), promises to pay to the order of _______________________________________________, with an address at
____________________________________________________________________
(hereinafter referred to as "Payee", Payee and any and all other holders of this Note being hereinafter referred to as "Holder") the principal sum of ___________________________________________________ AND NO/100 DOLLARS
($________________________), together with interest as provided in this Note, at the above-referenced address of Payee or such other place as any Holder hereof may designate in writing, as follows:

         From and after the date hereof, until maturity or default as hereinafter provided, interest shall accrue at an annual rate equal to ______ percent (__ %) per annum. The entire unpaid principal balance of this Note, together with all accrued and unpaid interest thereon shall be due and payable in full, on the fifth anniversary of the date hereof, _________, 200__.

         Notwithstanding any provisions in this Note the total liability for payments legally regarded as interest shall not exceed the maximum limits imposed by the Laws of the Commonwealth of Massachusetts in effect on the date hereof, and any payment of same in excess of the amount allowed thereby shall, as of the date of such payment, automatically be deemed to have been applied to the payment of the principal indebtedness evidenced hereby, or, if same has been fully repaid, shall be deemed to be held by Holder as security for all remaining indebtedness of Maker to Holder and shall be repaid to Maker upon demand after all of such indebtedness has been fully repaid. Any notation or record of Holder with respect to such required application that is inconsistent with the provisions of this paragraph shall be disregarded for all purposes and shall not be binding upon either Maker or Holder.

         All sums payable under this Note shall be paid in either legal tender, for public and private purposes, of the United States of America at the time of such payment, or, at the sole option of Maker, in shares of common stock of Maker valued as set forth below. In addition, at the sole option of Holder, all or a portion of this Note may be used to pay all or any portion of the "Strike Price" payable by Holder to Maker under that certain Warrant and Stockholder's Agreement dated ___________, 2000 between Maker and Holder (the "Warrant") by surrender of this Note, together with the Warrant and delivery of the Notice of Exercise (in the form attached to the Warrant), duly executed, at the principal office of the Company during the exercise period specified in the Warrant. Upon Holder's election to use part of this Note to pay any portion of the "Strike Price" due under the Warrant, unless this Note has been fully used for such purpose or has been paid in full, a new Note representing the remaining balance of the Note based on the

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portion of the Note not used to pay the "Strike Price" due under the Warrant shall also be issued to the Holder within thirty (30) days of delivery of the
Note in payment of any portion of the "Strike Price" due under the Warrant.

         This Note may, at Maker's sole option, be paid in shares of common stock of Maker, with the number of shares of Maker's common stock to be issued therefore to be computed based upon the Current Market Price at the time of payment equal to the principal and interest then due under the Note. For purposes of this Note, the term "Current Market Price" shall mean (x) if such Maker common stock is listed or admitted for trading on any national securities exchange, the last sale price of such common stock, regular way, or the average of the closing bid and asked prices thereof if no such sale occurred, in each case as officially reported in the principal securities exchange on which such securities is listed, or (y) if not reported as described in clause (x) the average of the closing bid and asked prices of such common stock in the over-the-counter market as shown by the Nasdaq National Market, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, as reported by any member firm of the New York Stock Exchange selected by Maker, or (z) if not quoted as described in (y), the average of the closing bid and asked prices for such security as reported by the National Quotation Bureau Incorporated or any similar successor organization, as reported by any member firm of the New York Stock Exchange selected by Maker. If such common stock is quoted on a national securities or central market system in lieu of a market or quotation system described above, the closing price shall be determined in the manner set forth in clause (x) of the preceding sentence if actual transactions are reported and in the manner set forth in clause (y) of the preceding sentence if bid and asked prices are reported but actual transactions are not. If none of clauses (x), (y) or (z) applies, the Current Market Price shall be the fair market value most recently determined by the Maker's Board of Directors in good faith.

         Upon any default or event of default hereunder, which default or event of default is not cured within ten (10) days after written notice thereof from Holder to Maker, then, at the option of Holder, and upon written notice to Maker, the entire principal amount outstanding hereunder, together with all accrued interest, shall at once become due and payable. Failure to exercise such option shall not constitute a waiver of the right to exercise such option if Maker is in default hereunder. Time is of the essence of this Note.

         Maker shall have the right to prepay this Note in whole or in part, in cash or in Participant's Common Stock, at any time, without penalty and without the payment of any unearned interest. All partial prepayments shall be applied against principal. Neither this Note nor any of Holder's rights or benefits hereunder may be transferred, assigned or delegated, directly, indirectly or by operation of law, to any third party without the prior written consent of Maker, except that this Note may be transferred or assigned to any permitted assignee or transferee of the Warrant, in whole or in part pro rata as to any portion of the Warrant so assigned.

         From time to time, without affecting the obligation of Maker or the heirs, legal representatives, successors or assigns of Maker to pay the outstanding principal balance of this Note and observe the covenants of Maker contained herein, without affecting the guaranty of any person, corporation, partnership or other entity for payment of the outstanding principal balance of this Note, without giving notice to or obtaining the consent of Maker, the heirs, legal

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representatives, successors or assigns of Maker or guarantors, and without liability on the part of Holder, Holder may, at the option of Holder, extend the time for payment of said outstanding principal balance, interest or any part thereof, reduce the payments thereon, release anyone liable on any of said outstanding principal balance, accept a renewal of this Note, modify the terms and time of payment of said outstanding principal balance or join in any extension or subordination agreement, and agree in writing with Maker to modify the rate of interest or period of amortization of this Note or change the amount of the installments, if any, payable hereunder. No one or more of such actions shall constitute a novation.

         Presentment for payment, protest and notice of demand, notice of dishonor and demand, are hereby waived by Maker and all sureties, guarantors and endorsers hereof. Maker further waives any and all homestead and exemption rights under the laws and constitutions of the United States of America, the State of ____________ and any other State. This Note shall be the joint and several obligation of Maker and all sureties, guarantors and endorsers, and shall be binding upon them and their heirs, legal representatives, successors and assigns.

         Upon default, if this Note is collected by or through an attorney at law, Maker agrees to pay Holder all costs of collection including reasonable attorneys fees and all court costs. This Note shall be governed and construed in accordance with the laws of the State of _____________.

         IN WITNESS WHEREOF, Maker has executed this Note under seal, as of the date first above written.

                                    VERILINK CORPORATION



                                    By:                                   (Seal)
                                        ----------------------------------
                                    Name:
                                          --------------------------------
                                    Title:
                                           -------------------------------





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